UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2011

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers.

On September 29, 2011, Accuray Incorporated (the “Company”) entered into an amended and restated employment letter (the “Employment Letter”) with Euan S. Thomson, Ph.D., which amends and restates in its entirety the letter agreement previously entered between the Company and Dr. Thomson (the “Prior Letter”).  The Employment Letter was effective October 1, 2011, and was amended and restated to remove a provision that had been included in the Prior Letter, which had entitled Dr. Thomson to a grant of an option to purchase 40,000 shares of the Company’s common stock not later than the first regularly scheduled meeting of the Company’s Board of Directors in each calendar year.  There are otherwise no material changes to the Employment Letter.

The Company will file the Employment Letter as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.  The description set forth in this Item 5.02 is a summary and is therefore qualified in its entirety by the complete text of the Employment Letter when filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: October 4, 2011	By:	/s/ Darren J. Milliken
Darren J. Milliken
Senior Vice President, General Counsel & Corporate Secretary